Ziwira, Inc. S-1/A

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 (Amendment #4) of our report dated April 17, 2015 with respect to the audited financial statements of Ziwira, Inc. as of January 31, 2015 and for the period from January 21, 2015 (inception) through January 31, 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 22, 2015